Exhibit 4.27

WORK ORDER
INC Research Project # 1002213
Protocol # PBT2-203

This Work Order (hereinafter “Work Order”) is between Prana Biotechnology Limited (hereinafter “Sponsor”) with principal offices located at Level 2, 369 Royal Parade, Parkville VIC 3052 Australia and INCResearch Australia Pty Limited, together with its parent company, subsidiaries and legal affiliates (hereinafter “INC Research”) with offices located at 124 Lipson Street, Port Adelaide SA 5015 Australia and relates to the Master Services Agreement effectively dated 22nd September 2011 which expressly incorporates this Work Order hereto by reference into the Master Services Agreement. Pursuant to the Master Services Agreement, INC Research has agreed to perform certain services in accordance with written work orders, such as this one, entered into from time to time describing such services.

This document constitutes a Work Order under the Master Services Agreement and this Work Order and the Services contemplated herein are subject to the terms and provisions of the Master Services Agreement.

1.	SERVICES: INC Research will render such services (hereinafter “Services”) as may be necessary to complete in a professional manner the project described below:

Protocol # PBT2-203: A randomized, double-blind, placebo controlled study to assess the safety and tolerability and efficacy of PBT2 in patients with early to mid-stage Huntington disease.

INC Research will perform the Services as specified in Attachment A to this Work Order.

2.
PROJECT SCHEDULE: The major project milestones and target dates are described in Attachment B to this Work Order. Both parties agree that the Project Schedule is a reasonable schedule for the Services to be performed and will put forth all reasonable efforts to comply with these dates.

3.
COMPENSATION AND EXPENSES: Sponsor shall pay the fees for INC Research’s Services in accordance with the Project Budget and Payment Schedule provided in Attachment C of this Work Order. INC Research shall invoice Sponsor for taxes or duties actually incurred by INC Research which are imposed upon INC Research by any governmental agency, including, but not limited to Value Added Tax, Stamp Tax, and/or General Sales Tax, as a result of this Agreement with the exception of taxes based on INC Research’s income.

INCResearch Australia Pty Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

4.
NOTICES AND PAYMENTS: All communications, notices and payments required under this Work Order shall be mailed by first class mail, postage prepaid, or by overnight carriers, to the respective parties at the addresses set forth below, or to such other addresses as the parties may from time to time specify in writing.

If to Sponsor:
Carolyn Stone
Clinical Program Manager
Prana Biotechnology Limited
Level 2
369 Royal Parade
Parkville VIC 3052 Australia
cstone@pranabio.com

Cc: Caroline Herd
cherd@pranabio.com

If to INC Research:

For Communications:	Contracts Management
INCResearch Australia Pty Limited
124 Lipson Street
Port Adelaide SA 5015 Australia
Phone: +61 (0) 8 7202 1500
Facsimile: +61 (0) 8 7202 1599

For Payments (Via Wire):

Beneficiary Bank:	HSBC Bank Australia Ltd
Beneficiary Bank Address:	Ground Floor, 55 Grenfell Street
Adelaide SA 5000, Australia
Account Name:	INCResearch Australia Pty Limited
BSB (Routing Number):
Account Number:
Swift:

5.	TRANSFER OF OBLIGATIONS: Sponsor assigns the responsibilities pertaining to the Study to INC Research as indicated in Attachment A, Services,

INCResearch Australia Pty Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

IN WITNESS WHEREOF, the undersigned have caused this Work Order to be executed by a duly authorized individual on behalf of each requisite party effective as of the day and year last written below. In the event that the parties execute this Work Order by exchange of electronically signed copies or facsimile signed copies, the parties agree that, upon being signed by both parties, this Work Order shall become effective and binding and that facsimile copies and/or electronic signatures will constitute evidence of the existence of this Work Order with the expectation that original documents may later be exchanged in good faith. Thereafter, the parties agree that in connection with request for information that either party may need from the other related to the Services provided hereunder, both parties expressly permit communication via facsimile to the extent allowed by applicable laws and regulations to be disseminated in that manner.

Prana Biotechnology Limited

By:
Name:	Dianne Angus
Title:	C.O.O.
Date:	27-3-2013

INCResearch Australia Pty Limited

By:
Name:	Garth Tierney
Title:	Regional General Manager, Australia and South East Asia
Date	28/3/2013

INCResearch Australia Pty Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

3

IN WITNESS WHEREOF, the undersigned have caused this Work Order to be executed by a duly authorized individual on behalf of each requisite party effective as of the day and year last written below. In the event that the parties execute this Work Order by exchange of electronically signed copies or facsimile signed copies, the parties agree that, upon being signed by both parties, this Work Order shall become effective and binding and that facsimile copies and/or electronic signatures will constitute evidence of the existence of this Work Order with the expectation that original documents may later be exchanged in good faith. Thereafter, the parties agree that in connection with request for information that either party may need from the other related to the Services provided hereunder, both parties expressly permit communication via facsimile to the extent allowed by applicable laws and regulations to be disseminated in that manner.

Prana Biotechnology Limited

By:
Name:	Dianne Angus
Title:	C.O.O.
Date:	27-3-2013

INCResearch Australia Pty Limited

By:
Name:	Garth Tierney
Title:	Regional General Manager, Australia and South East Asia
Date:

INCResearch Australia Pty Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

ATTACHMENT A
Services

Project Specifications
GENERAL
Drug Name	PBT2
Indication	Huntington Disease
Phase	II
PROJECT MANAGEMENT
Number of Sponsor Teleconferences	12 x 1 hour Teleconference monthly Up to 4 Face to Face meetings if needed
STATISTICAL ANALYSIS/MEDICAL WRITING
Number of Statistical Analyses	19
Number of Unique Tables/Listings/Figures for Final Analysis	14 Unique Tables / 38 Listings / 36 Figures
Number Replicate Tables for Final Analysis	20 Replicate Tables
Import of Biomarker, PK, ECG and Imaging data	2 transfers for each data type
Final Deliverable	Final Analysis Sets and Clinical Study Report

AUDIT SERVICES
Number of Countries	2 (USA & Australia)
Number of Audits	2 X GCP Audit & 1 X Vendor Audit
Travel Expense	The travel cost and travel time will depend upon the location of sites and external service provider selected.

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Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

ACTIVITY		Prana	INC Research
1.	Pre-Trial Regulatory Filing/Country Level
1.1	Compile relevant regulatory documents	X
1.2	Obtain regulatory approval	X
1.3	Answer regulatory queries	X
1.4	Manage interactions with regulatory authorities	X
2.	Study Documents Preparation/Study Docs
2.1	Design Study	X
3.	Protocol Versions
3.1	Write protocol	X
3.2	QC approved protocol	X
3.3	Print final protocol copies in English	X
3.4	Final protocol translations and certification	X
3.5	Printing of translation of protocol	X
4.	Study Guide Versions
4.1	Prepare study procedures manual	X
4.2	Print study procedures manual	X
5.	Investigator Brochure & Study Aids
5.1	Prepare Clinical Investigator Brochure	X
5.2	Print Clinical Investigator Brochure	X
5.3	Prepare study aids	X
5.4	Print study aids	X
6.	Informed Consent Form
6.1	Write template Participant Information Sheet (PIS) and Informed Consent Form (CF)	X
6.2	Review site specific PIS and ICF	X
6.3	Translations of PIS and ICF	X
7.	Participant Diaries Pre-Study Preparation and Recruitment/Study
7.1	Design and finalise diary cards or equivalent	X

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Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

7.2	Translate diary cards	X
7.3	Print diary cards	X
7.4	Site/Sponsor Trial Master File organisation	X
7.5	Prepare study site files	X
7.6	Print study site files	X
8.	Evaluation Visits
8.1	Identify trial sites	X
8.2	Select Site investigators	X
8.3	Evaluate trial site	X
8.4	Prepare and finalise confidentiality agreement for investigators	X
8.5	Pre-study visits	X
9.	Negotiation Visits
9.1	Prepare, negotiate and execute site contractual agreement and budget.	X
10.	Ethics
10.1	Preparation/Co-ordination of IEC/IRB submission	X
10.2	Investigator/Patient indemnity agreement	X
10.3	Obtain Local IEC/IRB approval	X
10.4	Pay Ethics Committee	X
11.	Investigator Meetings
11.1	Planning/ Administration of Investigator Meetings	X
11.2	Prepare Investigator Meetings Binders/ materials	X
11.3	Attendance/Input at Investigator Meetings	X
11.4	Train Investigator and Site Personnel	X
12.	CRO Training/Trainings
12.1	Administration and responsibility for monitor training (SOP, protocol, IMP)	X
12.2	Attendance/input for monitor training	X
13.	Project Management
13.1	Administer and track site payments	X
13.2	Collect pre-study documents e.g. 1572s, CVs, IEC/IRB approvals	X
13.3	Development & maintenance of project databases	X

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Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

13.4	Preparation of status reports	X
13.5	PM Meetings & telephone contacts with Prana		X
13.6	Establishment & maintenance of project files -statistical & CSR only		X
13.7	Periodic budget & contract review	X	X
14.	Safety/ Pharmacovigilance
14.1	24/7 Medical Monitor Hotline	X
14.2	Generate data for Annual Safety Report (if applicable)	X
15.	Central Laboratory
15.1	Identification of Central Laboratories	X
15.2	Pre-Qualification Audit of Central Laboratories	X
15.3	Selection of Central Laboratories	X
15.4	Payment of Central Laboratories	X
15.5	Management of Central Laboratories	X
15.6	Organise Project Teleconferences	X
15.7	Provide status reports	X
15.8	Review of clinical laboratory data	X
15.9	Lab Data transfer to study database	X
16.	Audits
16.1	Conduct of GCP audit		X
16.2	QA site audits (as per audit plan)		X
16.3	Final QA audit of report, database, sites (if required) and systems		X
17.	Site Initiation Visits/Initiation Days
17.1	Conduct site initiation visits & provide written reports	X
18.	Site Monitoring/Monitor Days
18.1	Monitor sites regularly (per GCP)	X
18.2	Source data verification (SDV) of CRFs	X
18.3	Provide written monitoring reports	X
18.4	Review Monitoring Visit Reports	X
18.5	Perform Drug/Accountability at Site	X
19.	Site Close-Out
19.1	Perform final drug accountability	X
19.2	Disposal of unused supplies	X

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19.3	Conduct site close-out visit & provide written reports	X
20.	Site management/Site Months
20.1	Telephone sites as required	X
20.2	Shipment and tracking of completed CRFs to Data Management (if applicable)	X
20.3	Provide status reports	X
21.	IMP Packaging and Distribution/Completed Pts
21.1	Supply IMP to Clinical Trial Supply ESP	X
21.2	Source and supply of ancillary clinical trial supplies	X
21.3	Shipment and co-ordination of IMP to sites	X
21.4	Drug tracking: Sponsor → Sites → Destruction	X
22.	Case Report Form
22.1	Select EDC Vendor	X
22.2	Design of eCRF	X
22.3	QC approval of eCRF	X
22.4	QA approved eCRF	X
22.5	Print eCRFs in English (If applicable)	X
22.6	Translation of eCRFs	X
22.7	Prepare eCRF Instruction Manual	X
23.	Date Clean-Up/eCRF Pages
23.1	Issue CRF Queries	X
25.	Data Management
25.1	Data entry	X
25.2	Medical coding (MedDRA & WHO)	X
25.3	Data Validation: CRF pre-entry review	X
25.4	Data Validation: Running validation programs	X
25.5	Data Validation: Query resolution, handling, editing	X
25.6	Data QC/Report	X
25.7	Reconciliation of SAEs	X
25.8	Transfer Laboratory Data	X	X
25.9	Database lock	X
26.	Statistics

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Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

26.1	Statistical input into study design	X
26.2	Prepare and finalise Statistical Analysis Plan		X
26.3	Perform statistical analysis		X
26.4	Prepare statistical text for inclusion in the Clinical study report		X
26.5	QA checks of statistical text		X
27.	Clinical Study Report
27.1	Approval of Style Manual for Clinical Study Report	X
27.2	Prepare ICH format Clinical Study Report		X
27.4	Validation of any data conversion		X
27.5	Validation of data transfer		X
27.6	Review of CSR drafts (x2)	X	X
27.7	Provide final copy of ICH format Clinical Study Report (Word & PDF), including all appendices		X
27.8	QC of Clinical Study report		X
28.	Archiving
28.1	Assistance with archiving of Investigator Study file if required.		X
28.2	Database – final archiving	X

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Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

ATTACHMENT B
Project Schedule

Timelines
Start Date	End Date
1st January 2013	1st January 2014
Total - 12 Months

INCResearch Australia Pty Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

ATTACHMENT C
Project Budget and Payment Schedule

Total Cost Summary (AUD)
Direct Costs	$ 173,754.00
Pass-Through Costs	$ 2,310.00
TOTAL PROJECT COST	$ 176,064.00

Goods and Services Tax (GST)

In Australia all goods and services are subject to GST of 10%. Unless otherwise specified, fees are expressed as exclusive of Goods and Services Tax (GST). Where fees are GST exclusive and INC Research is liable to pay GST in respect of any Services provided pursuant to this Agreement, INC Research may add the GST amount to invoices provide to Sponsor for the Services. Provided that the relevant invoice complies with the requirements of a tax invoice to enable Sponsor to claim a credit or refund of GST, Sponsor shall pay the GST amount at the same time and in the same manner as other amounts invoiced under this Agreement.

Where the services are directly contracted by an overseas Sponsor GST will not be applicable.

Project Costs and Payment Schedule

INC Research’s study budget includes inflation for annual wage/earnings increases at a rate of three percent (3%). If a subsequent change in scope necessitates a revision to the study timeline, any inflationary adjustment will be delineated in applicable invoices as a separate line item rather than embedded in the affected unit price.

All services will be invoiced on a unit basis as per the proposed direct cost estimate budget.

Upon execution of this Work Order, Sponsor shall make a payment of AUD $34,302.00 (20% of the total direct costs). Thereafter, INC Research will invoice Sponsor on a monthly basis for actual units completed and reconciled at the end of the study.

If services requirement exceeding those specified in the cost estimate are required then written approval will be obtained from the Sponsor before conducting the additional services.

INCResearch Australia Ply Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

Indirect costs will be invoiced separately on a monthly basis.

As some of the study pass-through expenses may be incurred in a currency other than AUD, pass-through expenses will be invoiced to Sponsor in AUD based upon actual invoices, and subject to the exchange rate published in oanda.com at the spot rate on the day the expense is invoiced by INC Research.

INC Research shall provide Sponsor with itemized invoicing of all expenses and fees. Undisputed invoices are payable within 30 days of date of Sponsor’s receipt of invoice as per MSA clause 12.

INCResearch Australia Pty Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

Direct Costs

Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Number of Units	Item Cost	ALD$
Data Management & Statistics
Project familiarization	Arrange test data extract from database, assess data structure and data quality. Receive final transfer from HSG	Clinical Programmer	1hr	108	16.00	1,728
HSG Meeting (USA)	Three days of meetings plus travel time. (Jan Steyn or Melanie Bailey Tippetts and Peter Fursdon). Travel & accommodation arranged by Prana		40hrs per person	8000	2.00	16,000
Database design	Review annotated CRF and database specification documentations	Clinical Programmer	0.5hr/dataset	30	25.00	750
Data Validation Manual	Review DVM text/data management plan specifying edit checks	CDA	40hrs	104	16.00	1,664
Import BM, PK, ECG and immunology data	Electronic transfers of Biomarker, PK, ECG and MRI data (Data transfer plans, test transfers & final transfers)	DBA	1 lab source	1122	4.00	4,488
Statistical Analysis Plan (SAP)	Includes text and table and listing shells	Statistician	1 SAP	9426	1.00	9,426
Identify Protocol Deviations and define Analysis populations	Unblinding, Protocol deviations and Definition of populations	Statistician	I study	1600	1.00	1,600
Analysis Datasets	Specification, Programming & QC	SAS Programmer	1 study	21294	1.00	21,294

INCResearch Australia Pty Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Number of Units	Item Cost	AUD$
Production of Tables & Listings	14 Unique tables. Cost per extra $1014 20 Repeat tables. Cost per extra $338 36 Figures, Cost per extra $592 38 Listings. Cost per extra $422	SAS Programmer	1 study	52221	1.00	52,221
Statistical Analysis	19 analysis endpoints. Cost per extra $424	Statistician	1 analysis endpoint	424	19.00	8,056
Input to Final report	Text for inclusion in study report	Statistician	1 Study	5088	1.00	5,088
Unit based Data Management Costs	Program consistency check	Clinical Programmer	1 check	60	1.00	60
Unit based Data Management Costs	Raise manual data query	CDA	1 query	52	1.00	52
						Subtotal	$122,427
Medical Writing
Clinical Study Report (CSR)		Medical Writer	per CSR	25418	1.00	25,418
						Subtotal	$25,418
Quality Assurance -Site Audits
Quality Assurance Site Audits	GCP Audits preparation time	QAA	Site Audit	1314	2.00	2,628
	GCP Audits on-site	QAA	Site Audit	2628	2.00	5,255
	GCP Audits report preparation	QAA	Site Audit	1971	2.00	3,941
	GCP Audits travel time	QAA	Site Audit	1570	2.00	3,140
	Review of Audit reports	QAA	Site Audit	443	2.00	886
QA Audit of Vendor(s)		QAA	Audit	10059	1.00	10,059
						Subtotal	$25,909

						TOTAL	$173,754

INCResearch Australia Pty Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

Pass-Through Costs

Expense/Item	Comments	Unit Cost (AUD)	Number of Units	Item Cost AUD$	AUD$
Site Visits
Travel Costs (flights/accommodation/taxis)		$l,155/visit	2	2,310
				Subtotal	$2,310

				TOTAL	$2,310

INCResearch Australia Pty Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013

Change Orders/Changes in Scope

INC Research's participation in this study is based upon the parameters outlined in Attachment A - Services and Attachment B - Project Schedule. Unless otherwise specified in this Work Order, all study Services will be performed under the INC Research Standard Operating Procedures (SOPs). If the scope of the study varies from these study parameters, a Contract Modification (CM) may be necessary. A CM may be due to, but is not limited to, the following project specific situations that change the study parameters (i.e., timeline , number of subjects or sites) or the scope of work (i.e., additional services; tasks for current services; or costs for current services are modified). These changes in scope may modify the time or costs (direct or indirect) required to complete the study. Requests to engage additional contractors or to incur additional costs with existing contractors engaged by INC Research are considered changes in scope. Accordingly, negotiating efforts to secure confidentiality agreements and service agreements with newly engaged contractors are also considered changes in scope.

Once a CM is identified, INC Research will log the out-of-scope activities in a Change Order Log and obtain written acknowledgement from the Sponsor confirming the scope of the possible CM. Once the out-of-scope services reach an estimated 3% of direct project costs (or $10,000, whichever is reached first), a Change Notification Form (CNF) will be submitted to the Sponsor for verification of the project change and to determine if INC Research should wait to begin out-of-scope trial activities or continue while good faith negotiations move towards an executed Change Order (CO).

A CO shall be completed once the following threshold amount is reached (which is based on the original contract value of the study).

o    $100,000 threshold if contract value is less than $3,000,000; or
o    $300,000 threshold if contract value is over $3,000,000.

If out of scope activities do not reach the threshold amount for longer than 180 days since the first CNF or particular CO was initiated, then a CO shall be issued once the time threshold is reached.

If out of scope activities do not reach the value or time thresholds prior to end of study, then a CO shall be issued and signed by Sponsor prior to release of the final project deliverable.

1 An increase in the study timeline may increase the inflation calculation. Change orders will only address an increase in costs due to inflation for uncompleted activities if the study timeline is pushed into a new calendar year

INCResearch Australia Pty Limited - 1002213
Prana Biotechnology Limited Work Order, Version 3, 30th January 2013